SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant                              [X]
Filed by party other than the registrant             [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.  240.14a-12


                                RSI SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                                RSI SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:


[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date Filed:




                                 ANNUAL MEETING


                                RSI SYSTEMS, INC.
                               One Corporate Plaza
                         7400 Metro Boulevard, Suite 475
                             Edina, Minnesota 55439



TO THE SHAREHOLDERS OF RSI SYSTEMS, INC.:

         You are cordially invited to attend our Annual Meeting of Shareholders to be held on February 6, 1997, at 3:00 p.m., local time, at the Radisson Hotel South in Bloomington, Minnesota.

         The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

         Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.

                                            Very truly yours,

                                            /s/ Richard J. Braun

                                            Richard J. Braun
                                            CHAIRMAN OF THE BOARD



December 20, 1996



                          PLEASE SIGN, DATE AND RETURN
                        THE ENCLOSED PROXY CARD PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION.




                                RSI SYSTEMS, INC.
                               One Corporate Plaza
                         7400 Metro Boulevard, Suite 475
                             Edina, Minnesota 55439

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 6, 1997
                          -----------------------------

TO THE SHAREHOLDERS OF RSI SYSTEMS, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of RSI Systems, Inc. (the "Company") will be held on February 6, 1997, at 3:00 p.m., local time, at the Radisson Hotel South in Bloomington, Minnesota for the following purposes:

        1. To elect three directors to serve for three year terms or until their successors are elected and qualified;

        2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the Company for the year ending June 30, 1997.

        3. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by 200,000 shares.

        4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

        The close of business on December 16, 1996 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                            /s/ Richard J. Braun
                                            Richard J. Braun
                                            CHAIRMAN OF THE BOARD

December 20, 1996


--------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY CARD IN THE REPLY ENVELOPE PROVIDED.
--------------------------------------------------------------------------------




                                RSI SYSTEMS, INC.
                               One Corporate Plaza
                         7400 Metro Boulevard, Suite 475
                             Edina, Minnesota 55439
                               -------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 6, 1997


                                  INTRODUCTION

        The Annual Meeting of Shareholders (the "Annual Meeting") of RSI Systems, Inc. (the "Company") will be held on February 6, 1997, at 3:00 p.m., local time, at the Radisson Hotel South in Bloomington, Minnesota, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

        A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

        Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

        The Company expects that this proxy material will first be mailed to shareholders on or about December 20, 1996.




                                VOTING OF SHARES

         Only holders of Common Stock of record at the close of business on December 16, 1996 will be entitled to vote at the Annual Meeting. On December 16, 1996, the Company had 4,752,265 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting (2,376,133 shares) is required for a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (I.E., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

         Except for the election of directors to the Board of Directors, all other proposals that may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote, either in person or by proxy, on that matter. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote, either in person or by proxy. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.


                              ELECTION OF DIRECTORS

NOMINATION

         The Restated Bylaws of the Company provide that the number of directors shall be not less than three or more than seven, as may be designated by the Board of Directors from time to time. The Board of Directors (the "Board") has set its size at seven and has nominated the three individuals set forth below to serve as directors of the Company for three year terms or until their respective successors have been elected and qualified. All of the nominees are members of the current Board.

         The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.


INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

                                                 PRINCIPAL
  NAME OF NOMINEES                     AGE       OCCUPATION                                 DIRECTOR SINCE
  ----------------                     ---       ----------                                 --------------
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1999:
  Donald C. Lies                       48        Chief Executive Officer and                July 1996
                                                 President of the Company
  Byron G. Shaffer                     63        Private Investor                           February 1995
  David W. Stassen                     44        President and Chief Executive Officer      June 1995
                                                 of Spine-Tech, Inc.

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 1997:
  William J. Brummond                  45        Chief Executive Officer of Mazco           June 1995
                                                 Automotive Group, Inc.
  Richard J. Braun                     51        Chief Executive Officer of Editek, Inc.    June 1995

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 1998:
  Dennis A. Leese                      51        Chief Executive Officer and                February 1995
                                                 President of DBNS, Inc.
  Richard F. Craven                    53        Private Investor                           December 1993


OTHER INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

         DONALD C. LIES became President, Chief Executive Officer and a director of the Company on July 1, 1996. Before joining the Company, Mr. Lies founded CHORUS Marketing Group in May of 1989 and served as its President until June of 1996. CHORUS specialized in both reengineering of management and marketing and sales processes for a variety of office and factory automation systems manufacturers and service providers. From 1987 to 1989, Mr. Lies served as the Vice President of Marketing and Sales for Com Squared Systems, a computer software design, manufacturing and reselling company. From 1985 to 1987, Mr. Lies was Director of Scanning Products Marketing for commercial products at National Computer Systems. Prior to that, Mr. Lies served five years with Norstan, Inc. as General Manager and Vice President for its information systems division. Prior to joining Norstan, Mr. Lies was in sales for the office systems group of IBM. Mr. Lies is the brother-in-law of David W. Stassen who is also a director of the Company.

           BYRON G. SHAFFER has served as a director of the Company since February 1995. Mr. Shaffer has been a private investor for the last 20 years and has also served as a director of Mentor Corp., a medical products manufacturer and a public company, since 1976.

         DAVID W. STASSEN has served as a director of the Company since June 1995. He has served as President and Chief Executive Officer of Spine-Tech, Inc., a manufacturer of spinal implants and a public company, since June 1992 and as a director of Spine-Tech, Inc. since June 1991. From January 1990 until June 1992, Mr. Stassen served as Executive Vice President of St. Paul Venture Capital, Inc. He is also a director of Avecor Cardiovascular, Inc., a medical products public company. Mr. Stassen is the brother-in-law of Donald C. Lies who is the Chief Executive Officer, President and a director of the Company.

         WILLIAM J. BRUMMOND has served as a director of the Company since June 1995. Mr. Brummond is the Chief Executive Officer of Mazco Automotive Group, Inc., a position he has held since October 1996. Mr. Brummond served as the Chief Executive Officer of MedVision, Inc. from August 1996 to September 1996. Mr. Brummond served as Chief Financial Officer and Treasurer of the Company from May 1995 until August 1996. Prior to joining the Company, Mr. Brummond helped found Medisys, Inc., a public company which sold infusion therapy products and services, and served as its Chief Executive Officer from 1990 until 1994 and as its Chief Operating Officer from 1987 until 1990. From October 1994 until May 1995, Mr. Brummond served as President of and a consultant for BDC, Inc., a management consulting company.

         RICHARD J. BRAUN was elected as a director of the Company in June 1995. He is the Chief Executive Officer and a director of Editek, Inc., a public company specializing in clinical and forensic diagnostic and testing. He has served as a Managing Director of Headwaters Capital Management LLC, a management investment company, and President of Headwaters Capital Corporation. From 1992 to 1994, Mr. Braun was Chief Operating Officer and a director of Employee Benefit Plans, Inc., a provider of managed care, benefit plans and insurance services, and Chief Executive Officer of EBP Life Insurance Company. From 1989 to 1991, Mr. Braun was Chief Operating Officer and a director of Reich and Tang LP., a private investment firm. He is also a director of North Star Universal, Inc., a public company.

         DENNIS A. LEESE has served as a director of the Company since February 1995. Mr. Leese is the Chief Executive Officer and President of DBNS, Inc., a telecommunication and software company. Mr. Leese served as President of the Company from February 1994 to June 1996, and he served as Chief Executive Officer of the Company from August 1994 to June 1996. Before joining the Company, Mr. Leese was Senior Vice President of Sales and Marketing at Augat Communications in Seattle, Washington, a subsidiary of Augat, Inc. and an equipment supplier to telecommunication and cable television companies, from October 1991 until December 1993. From April 1990 until October 1991, Mr. Leese was Chief Operating Officer at A. L. S., Inc., a supplier of software-based training programs on telecommunications technology, in Minneapolis, Minnesota.

         RICHARD F. CRAVEN, a founder of the Company, has served as a director since its inception in December 1993. Mr. Craven is a private investor and has been involved as a manager, owner and developer in several real estate ventures. He has been a licensed real estate broker and a licensed insurance agent since 1965. Mr. Craven is also a director of VideoLabs, Inc., a public company

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board of Directors, which held five meetings during fiscal 1996. Pursuant to the terms of the Company's Restated Articles of Incorporation, the directors are divided into three classes with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Lies, Shaffer and Stassen expire at this Annual Meeting, the terms of Messrs. Brummond and Braun expire at the 1997 Annual Meeting of Shareholders and the terms of Messrs. Leese and Craven expire at the 1998 Annual Meeting of Shareholders.

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, which consists of Messrs. Braun, Shaffer and Stassen, supervises the financial affairs of the Company and generally reviews the results and scope of the audit and other services provided by the Company's independent accountants and reports the results of their review to the full Board and to management. The Audit Committee held one meeting during fiscal 1996. The Compensation Committee, which consists of Messrs. Braun, Shaffer and Stassen, has the general responsibility for management of compensation matters, including recommendations to the Board on compensation arrangements for officers and incentive compensation for employees of the Company. The Compensation Committee held two meetings during fiscal year 1996.

         All of the directors of the Company attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

DIRECTOR COMPENSATION

         The Board of Directors of the Company has established the following compensation policies for non-employee directors of the Company. Non-employee directors receive $100 for each meeting attended. Also, under the Company's 1994 Stock Plan, each non-employee director is granted, upon election to the Board, an option to purchase 10,000 shares of Common Stock, exercisable at fair market value and vesting in equal increments of 25% every three months and expiring ten years from the date of grant. After the year a non-employee director is first elected to the Board, such non-employee director will also receive annually, at the time of the Annual Meeting of Shareholders, an option to purchase 5,000 shares of Common Stock. Directors who are employees of the Company receive no additional compensation for serving as directors.

          PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of December 1, 1996, the number of shares of the Company's Common Stock beneficially owned by: (i) each director of the Company; (ii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 1996 (the "Named Executive Officers"); (iii) each shareholder who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and dispositive power over such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such group or person. The address for all directors and officers of the Company is 7400 Metro Boulevard, Suite 475, Minneapolis, MN 55439.

                                            NUMBER OF SHARES
                      NAME                 BENEFICIALLY OWNED     PERCENTAGE OWNED
                      ----                 ------------------     ----------------
Richard J. Braun.....................          95,001  (1)              2.0%
Dennis A. Leese......................         404,750  (2)              8.4
Donald C. Lies.......................         162,500  (3)              3.4
William J. Brummond..................          69,250  (4)              1.4
Richard F. Craven....................         819,500  (5)             16.7
Byron G. Shaffer.....................         222,500  (6)              4.6
David W. Stassen.....................          25,000  (7)                *
Douglas S. Clapp.....................         200,000                   4.2
John P. Griffin......................          17,500                     *
Perkins Capital Management, Inc......         374,000  (8)              7.9
All Current Executive Officers and...       1,798,501  (9)             34.9
Directors as a Group (7 persons)

------------------------------------------------
*      Indicates ownership of less than 1%.

(1) Includes 60,000 shares which may be acquired within 60 days upon the exercise of stock options.

(2) Includes 73,000 shares which may be acquired within 60 days upon the exercise of stock options and warrants.

(3) Includes 27,500 shares which may be acquired within 60 days upon the exercise of stock options.

(4) Includes 39,250 shares which may be acquired within 60 days upon the exercise of stock options and warrants.

(5) Includes (i) 151,500 shares which may be acquired within 60 days upon the exercise of stock options and warrants and (ii) 15,000 shares owned by Mr. Craven's three children.

(6) Includes (i) 42,500 shares which may be acquired within 60 days upon the exercise of stock options and warrants and (ii) 8,000 shares owned by Mr. Shaffer's four children.

(7) Includes 10,000 shares which may be acquired within 60 days upon the exercise of stock options.

(8) Based on a Schedule 13G filed by Perkins Capital Management, Inc. ("PCM"), dated February 1, 1996. Includes 122,450 shares over which PCM has sole voting power and 374,000 shares over which PCM has sole dispositive power. The address of PCM is 730 East Lake Street, Wayzata, MN 55391-1769.

(9) Includes 403,750 shares which may be acquired within 60 days upon the exercise of stock options and warrants.


                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company for services rendered from inception through June 30,1994, and for the years ended June 30, 1995 and June 30, 1996 to (i) all persons who served as the Chief Executive Officer of the Company during fiscal 1996 and (ii) the Named Executive Officers. Other than those individuals listed below, no executive officer of the Company received cash compensation of more than $100,000 in fiscal 1996.

                                     SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION      ----------------------
                                               -------------------            SECURITIES            ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR        SALARY          BONUS     UNDERLYING OPTIONS(#)     COMPENSATION
---------------------------        ----        ------          -----     ---------------------     ------------
Dennis A. Leese (1)                1996       $149,994          $0                   0                  $0
FORMER  CHIEF  EXECUTIVE  OFFICER  1995         60,000           0              40,000               5,808 (2)
AND PRESIDENT                      1994         49,500  (3)      0                   0               2,939 (2)

William J. Brummond (4)            1996        130,000           0                   0                   0
FORMER CHIEF FINANCIAL OFFICER     1995         14,833           0              25,000                   0
                                   1994            ---         ---                 ---                 ---

Douglas S. Clapp (5)               1996        120,000           0                   0                   0
FORMER EXECUTIVE VICE PRESIDENT    1995         93,250           0              30,000                   0
AND CHIEF TECHNOLOGY OFFICER       1994         37,500           0                   0                   0

John P. Griffin (6)                1996        105,231           0                   0                   0
FORMER VICE PRESIDENT OF           1995         20,770           0              25,000                   0
MARKETING/PRODUCT DEVELOPMENT      1994            ---           0                 ---                 ---


(1) Mr. Leese resigned as Chief Executive Officer and President in June of 1996. Donald C. Lies was appointed President and Chief Executive Officer, effective as of July 1, 1996.

(2)     Consists of monthly payments of $484 for Mr. Leese's COBRA coverage.

(3) In lieu of cash compensation, the Company issued a warrant to Mr. Leese for the purchase of 100,000 shares of the Company's Common Stock at $.005 per share. The difference between the exercise price and the estimate fair market value of the warrant was recorded as compensation.

(4)     Mr. Brummond resigned as Chief Financial Officer in August 1996.

(5) Mr. Clapp resigned as Executive Vice President, Chief Technology Officer and Secretary effective May 1, 1996.

(6) Mr. Griffin resigned as Vice President of Marketing and Product Development in October 1996.

OPTION GRANTS AND EXERCISES

         None of the Named Executive Officers were granted options during the fiscal year ended June 30, 1996. The following table sets forth the option exercises of the Named Executive Officers and the potential realizable value of the options held by such persons at June 30, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                              SHARES                                                        VALUE OF UNEXERCISED
                            ACQUIRED ON      VALUE          NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
          NAME             EXERCISE (#)   REALIZED ($)   OPTIONS AT JUNE 30, 1996(#)       AT JUNE 30, 1996($)(1)
          ----             ------------   ------------   ---------------------------    ----------------------------
                                                         EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                         -----------   -------------    -----------    -------------
Dennis A. Leese                  0            $0            10,000        30,000          $58,000        $174,000
William J. Brummond              0             0             6,250        18,750           28,125          84,375
Douglas S. Clapp                 0             0                 0             0                0               0
John P. Griffin                  0             0             6,250        18,750           28,125          84,375


----------------------------------
(1) Based on the June 30, 1996 closing price of the Common Stock on Friday, June 28, 1996 of $8.00 per share.

EMPLOYMENT AGREEMENTS

         The Company and Donald C. Lies have entered into an employment agreement, dated as of July 1, 1996, which provides that Mr. Lies will receive the following: (i) an annual salary of $150,000; (ii) a grant of 25,000 shares of restricted Common Stock vesting in equal increments of 25% of such shares at each interval of six months from the effective date of Mr. Lies employment, so long as Mr. Lies remains employed by the Company; (iii) a grant of options to purchase 110,000 shares of Common Stock at $8.00 per share, vesting in equal increments of 25% of such options at each interval of six months from July 1, 1996, so long as Mr. Lies remains employed by the Company; and (iv) an automobile allowance of $650 per month. Mr. Lies has also agreed to purchase 110,000 shares of Common Stock at a price of $3.00 per share, for which Mr. Lies will give the Company a $330,000 nonrecourse promissory note secured by the 110,000 shares purchased. The note bears interest at the prime rate and is due on July 1, 2001, unless Mr. Lies employment with the Company is terminated within two years of July 1, 1996, in which event the Company may, at its option, declare the note due and payable in full.

         The Company and Douglas S. Clapp, the former Executive Vice President and Chief Technology Officer of the Company, have entered into a Separation and Release Agreement, effective as of May 1, 1996, which provides that Mr. Clapp will receive severance payments from the Company, in accordance with the Company's standard payroll practices, totaling $120,000 over the 12 month period ending April 30, 1997. Mr. Clapp will continue to receive a car allowance of $600 per month over the 12 month period ending April 30, 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Richard Craven, a director of the Company, is a director of VideoLabs, Inc. ("VideoLabs"), a Minneapolis, Minnesota based manufacturer of video cameras, and both Mr. Craven and Douglas Clapp, a former officer of the Company, are beneficial owners of more than 5% of the outstanding shares of VideoLabs. In December 1993, the Company purchased certain videoconferencing technology from VideoLabs and issued to VideoLabs a convertible promissory note in the amount of $100,000. In May 1995, VideoLabs converted its note into 88,888 shares, 25,000 shares of which were sold in July 1995. In addition, the Company currently purchases FlexCam cameras from VideoLabs and sells them as optional equipment in connection with the sales of Eris Systems. From inception until June 30, 1995, the Company's purchases from VideoLabs totaled $22,740. In fiscal 1996, net purchases by the Company from VideoLabs were approximately $57,140. The Company believes its transactions with VideoLabs have been on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

         The Company was required to obtain a letter of credit in the amount of $1,000,000 in favor of AT&T Corporation in September 1994. Richard F. Craven, the Company's Chairman of the Board, pledged certain of his personal assets to secure his personal guarantee in order to obtain such letter of credit. In consideration of the personal guarantee, the Company issued Mr. Craven warrants to purchase 200,000 shares of the Company's Common Stock at $1.00 per share. The Company believes its transactions with Mr. Craven are on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis. The letter of credit has expired.

         The Company was also required to obtain a letter of credit in the amount of $250,000 in favor of AT&T Corporation in December 1994. Byron G. Shaffer, a director of the Company, and his spouse pledged certain of their personal assets to secure a personal guarantee in order to obtain such letter of credit. In consideration of the personal guarantee, the Company issued Mr. Shaffer a warrant to purchase 25,000 shares of the Company's Common Stock at $2.00 per share. The Company believes its transactions with Mr. Shaffer are on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis. The letter of credit has expired.

         In May 1996, the Company obtained a letter of credit in the amount of $600,000 in favor of Lucent Technologies (formerly AT&T) Custom Manufacturing Services. Messrs. Craven and Shaffer, directors of the Company, pledged certain of their personal assets to secure personal guarantees of this letter of credit. In consideration of these directors' guarantees, the Company issued each of Messrs. Craven and Shaffer a warrant to purchase 7,500 shares of Common Stock with an exercise price equal to the market price of the Common Stock on the date of the warrant ($8.00 on May 22, 1996). The warrants expire on May 22, 2000. The terms of the warrants provide that if, during the one year term of the letter of credit, the Company secures additional financing pursuant to a private placement or registered secondary offering of securities, the warrant exercise price will be reduced to the price at which such securities are offered to investors. In connection with a private placement completed by the Company in September 1996, the exercise price of the warrants was reduced to $3.00 per share. The Company believes the foregoing transactions with Messrs. Craven and Shaffer are on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

         A former officer of the Company is the President of Eris Systems, Inc., an engineering firm that assisted the Company in the design and development of the Eris System. The Company paid Eris Systems, Inc. approximately $187,000 during the period in which the individual was an officer of the Company (from December 21, 1993 through August 1994). Wild File, Inc., which is an affiliate of Eris Systems, Inc., currently owns a warrant to purchase 100,000 shares of the Company's Common Stock at $.50 per share. The Company believes its transactions with Eris Systems, Inc. and Wild File, Inc. were on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.


                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

         The Board has appointed KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending June 30, 1997. Although it is not required to do so, the Board wishes to submit the selection of KPMG Peat Marwick LLP to the shareholders for ratification. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board recommends a vote FOR ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending June 30, 1997. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of KPMG Peat Marwick LLP.


                      PROPOSAL TO AMEND THE 1994 STOCK PLAN

INTRODUCTION

         In November 1994, the Board adopted the RSI Systems, Inc. 1994 Stock Plan (the "1994 Plan"), which was approved by the Company's shareholders in February 1995. An aggregate of 120,000 shares of the Company's Common Stock was initially reserved for issuance under the 1994 Plan. In 1995, the Board amended the 1994 Plan, which amendments were approved by the shareholders, to increase the number of shares of Common Stock reserved for issuance under the 1994 Plan to 400,000 shares. In December 1996, the Board again amended the 1994 Plan, subject to shareholder approval, to increase the maximum number of shares authorized to be issued under the 1994 Plan from 400,000 shares to 600,000 shares.

         The purpose of the 1994 Plan is to enable the Company to retain and attract executives and other key employees, non-employee directors and consultants who contribute to the Company's success by rewarding them with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in the Company's long-term success and growth. The major features of the 1994 Plan are summarized below, which summary is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which may be obtained from the Company.

AMENDMENT

         In addition to the shares of Common Stock directly reserved for issuance under the 1994 Plan, the 1994 Plan also provides that if any shares which have been optioned cease to be subject to stock options, or if any shares subject to any restricted stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the 1994 Plan. As of December 1, 1996, options were outstanding under the 1994 Plan to purchase an aggregate of 413,500 shares, representing 13,500 shares in excess of the shares reserved for issuance under the 1994 Plan. The option agreement reflecting the 13,500 share oversubscription states that the grant of such option is conditioned upon an increase in the number of shares reserved for issuance under the 1994 Plan. The increase in the number of shares reserved for issuance under the 1994 Plan is therefore necessary both to offset such oversubscription and to permit the Company to continue the operation of the 1994 Plan for the benefit of new participants and to allow additional awards to current participants. If this amendment is approved, 186,500 shares of Common Stock will be available for future grants (in addition to any other shares which are contributed to the 1994 Plan from unexercised stock options and forfeited or terminated awards). The Company anticipates that it will issue additional options in the future to the extent that a sufficient number of shares are reserved for issuance under the 1994 Plan.

SUMMARY OF THE 1994 PLAN

         GENERAL. The 1994 Plan permits the granting of awards to eligible employees of: (i) stock options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options to purchase Common Stock that do not qualify as such Incentive Options, and thus constitute non-qualified stock options ("Non-Qualified Options") (Incentive Options and Non-Qualified Options are collectively referred to as "Options"); and (iii) restricted stock awards ("Restricted Stock Awards") (Options and Restricted Stock Awards are collectively referred to as "Awards"). Eligible employees under the 1994 Plan include executive officers, other key employees, non-employee directors, consultants and other persons having a contractual relationship with the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company.

         The 1994 Plan is administered by the Compensation Committee, which selects the eligible employees to be granted Awards under the 1994 Plan, determines the type of Award and the amount of the grants to the participants, and determines the discretionary terms and conditions of any Award granted under the 1994 Plan. The Compensation Committee may delegate to officers of the Company the authority to select employees for Awards who are not officers of the Company.

         The 1994 Plan provides that no Incentive Option shall be granted under the 1994 Plan after October 31, 2004. The Compensation Committee determines the period for which Options shall be exercisable, but in no event may an Incentive Option be exercisable more than ten years after the date the option is granted or five years after the date of grant if the grantee of such an Incentive Option is a person who owns, or is deemed to own, more than 10% of the combined voting power of all classes of stock of the Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to shareholders, appropriate adjustments will be made by the Compensation Committee to: (i) the number of shares reserved for issuance under the 1994 Plan, (ii) the number and exercise price of shares subject to outstanding Options granted under the 1994 Plan; and (iii) the number of shares subject to Restricted Stock Awards granted under the 1994 Plan.

         The Board may amend or discontinue the 1994 Plan, but no amendment or discontinuation shall be made which would impair the rights of a holder of an Award without such holder's consent, or which would without the approval of the stockholders of the Company, cause the 1994 Plan to no longer comply with appropriate securities or other laws. The Compensation Committee may amend the terms of any Award granted, but no such amendment shall impair the rights of any holder without his or her consent, except to the extent authorized under the 1994 Plan.

         OPTIONS. Options are exercisable at such time or times as determined by the Compensation Committee at or after the date of grant, and may be exercised in whole or in part (as determined by the Compensation Committee) at any time during the option period by giving notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for Options shall be determined by the Compensation Committee at the date of grant. In no event, however, shall the exercise price per share under an Incentive Option be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date of grant of the Option. If an Incentive Option is granted to a person who owns, or is deemed to own, 10% of the combined voting power of all classes of stock of the Company, the exercise price shall be no less than 110% of the Fair Market Value (as defined below) of Common Stock on the date the Option is granted. The Fair Market Value of the Company's Common Stock on a given date is determined by the Compensation Committee in accordance with the applicable Treasury Department regulations under Section 422 of the Code with respect to "Incentive Stock Options." Notwithstanding any other provisions of the 1994 Plan to the contrary, the aggregate Fair Market Value of Common Stock with respect to any Incentive Option exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         AUTOMATIC OPTION GRANT TO NON-EMPLOYEE DIRECTORS. Each non-employee director shall, as of the date he or she is first elected to the Board, automatically be granted a Non-Qualified Option to purchase 10,000 shares of Common Stock at an exercise price per share equal to 100% of the Fair Market Value of a share of stock on such date. The term of such Non-Qualified Option shall be ten years, which shall not expire upon the termination of service as a director. Such Non-Qualified Option shall be exercisable in equal increments of 25% of the total shares subject to the option every three-month period during a period of one year following the date of grant. After a non-employee director is first elected to the Board, such non-employee director will also receive at the time of the Annual Meeting of Shareholders each year, an option to purchase 5,000 shares of Common Stock, at an exercise price equal to 100% of the Fair Market Value of a share of Common Stock on such date.

         Payment of an option exercise price may be made either by certified or bank check, or in any other form of legal consideration deemed sufficient by the Compensation Committee and consistent with the 1994 Plan's purpose and applicable law, including promissory notes and unrestricted stock already owned by the optionee. Options may not be transferred other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, provide for one or more of the following: (i) acceleration of the vesting of any outstanding Options; (ii) termination of the 1994 Plan and cancellation of all outstanding Options not exercised prior to a specified date (which date shall give optionees a reasonable period of time in which to exercise vested Options prior to the effectiveness of any sale, merger, exchange, consolidation or liquidation) or (iii) continuation of the 1994 Plan and assumption of the Options by the surviving corporation.

         RESTRICTED STOCK AWARDS. Restricted Stock Awards are grants to participants of shares of Common Stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the Compensation Committee during which the participant must remain continuously employed by the Company. If, before the expiration of this period, the participant ceases to be an employee for any reason other than death, retirement or disability, or in the event of an unforeseeable emergency of a participant still in service of the Company, and the Compensation Committee finding that a waiver of the restrictions would be in the best interest of the Company, then the shares received pursuant to the Restricted Stock Award shall be forfeited to the Company. Unless otherwise specifically provided, holders of Restricted Stock Awards shall have all the rights of a shareholder of the Company, including the right to vote the shares and to receive any dividends.

         The recipient of a Restricted Stock Award shall not be permitted to sell, transfer, pledge or assign shares awarded under the 1994 Plan for a period set by the Compensation Committee. In no event, however, shall the restriction period be less than one year. Notwithstanding the foregoing, all restrictions with respect to any participant's shares of a Restricted Stock Award shall lapse on the date determined by the Compensation Committee, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy; (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding stock of the Company.

         EFFECT OF TERMINATION OF EMPLOYMENT. If a participant's employment or other service with the Company is terminated by reason of death, disability or retirement, each Option granted to such participant will remain exercisable to the extent then exercisable for six months after such termination of employment or until the expiration of the stated term of the Option, whichever is shorter. In the event of termination by reason of retirement or disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Option. If a participant's employment terminates for any other reason, the Options shall thereupon terminate, except that, if the optionee is involuntary terminated without cause by the Company, the Option may be exercised to the extent that it was exercisable at such termination date for the lesser of three months (or a shorter or longer period as the Compensation Committee may specify at the time of the grant) or the balance of the Option's term.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an Award.

         INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an Incentive Option under the 1994 Plan. The exercise by a participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         If the participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the exercise price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

         If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares, exceeds the exercise price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         NON-QUALIFIED OPTIONS. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Qualified Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise.

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

         RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a Restricted Stock Award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

         A participant who does not make a Section 83(b) election within 30 days of the transfer of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

         EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options, or the vesting of Restricted Stock Awards, upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

AWARDS UNDER THE 1994 PLAN

          Upon shareholder approval of the amendments to the 1994 Plan, the following Awards will automatically be granted under the Plan:


                                NEW PLAN BENEFITS
                                    1994 PLAN

     NAME AND POSITION             DOLLAR VALUE($)         NUMBER OF OPTIONS
     -----------------             ---------------         -----------------
Non-employee director group              $0                    30,000(1)

(1) Represents an automatic grant of 5,000 Options to each of Messrs. Braun, Brummond, Craven, Leese, Shaffer and Stassen. The per share exercise price of such Options will be equal to the Fair Market Value of the Common Stock on the date of approval of the amendments to the 1994 Plan by the Company's shareholders.

Other than as set forth above, as of the date of this Proxy Statement, the Compensation Committee has not approved any awards under the 1994 Plan in excess of the number of shares currently available for issuance under the 1994 Plan. Neither the number nor types of future 1994 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

BOARD OF DIRECTORS RECOMMENDATION

         The Board recommends that the shareholders vote FOR the approval of the proposed amendment to the 1994 Plan. The affirmative vote of the holders of a majority of shares of Common Stock of the Company entitled to vote, present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the proposed amendment to the 1994 Plan.


                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before August 22, 1997.


                                 OTHER BUSINESS

         The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.


                        SECTION 16(a) OF THE EXCHANGE ACT
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Company's Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on review of the copies of such reports furnished to the Company, and based on written representations by such persons that no other reports were required, during the year ended June 30, 1996, none of the Company's directors, officers or beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by
Section 16 of the Exchange Act.


                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 1996 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF DECEMBER 16, 1996, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: ONE CORPORATE PLAZA, 7400 METRO BOULEVARD, SUITE 475, EDINA, MN 55439; ATTN: SHAREHOLDER INFORMATION.


                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Richard J. Braun

                                      Richard J. Braun
                                      CHAIRMAN OF THE BOARD


Minneapolis, Minnesota
December 20, 1996



                                                                      Appendix A

                                RSI SYSTEMS, INC.

                                 1994 STOCK PLAN



                                TABLE OF CONTENTS

SECTION                                                                    PAGE

    1.     General Purpose of Plan; Definitions                              1
    2.     Administration                                                    2
    3.     Stock Subject to Plan                                             3
    4.     Eligibility                                                       4
    5.     Stock Options                                                     4
    6.     Restricted Stock                                                  7
    7.     Transfer, Leave of Absence, etc.                                  9
    8.     Amendments and Termination                                        9
    9.     Unfunded Status of Plan                                          10
    10.    General Provisions                                               10
    11.    Effective Date of Plan                                           11




                                RSI SYSTEMS, INC.

         SECTION 1. General Purpose of Plan; Definitions.

         The name of this plan is the RSI Systems, Inc. 1994 Stock Plan (the "Plan"). The purpose of the Plan is to enable RSI Systems, Inc. (the "Company") and its Subsidiaries to retain and attract executives and other key employees and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a.       "Board" means the Board of Directors of the Company.

         b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is harmful to the business or reputation of the Company.

         c.       "Code" means the Internal Revenue Code of 1986, as amended.

         d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

         e. "Company" means RSI Systems, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

         f. "Disability" means permanent and total disability as determined by the Committee.

         g. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

         h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

         i. "Fair Market Value" means the value of the Stock on a given date as determined by the Committee in accordance with the applicable Treasury Department regulations under Section 422 of the Code with respect to "incentive stock options."

         j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         k. "Non-Employee Director" means any member of the Board who is not an employee of the Company, any Parent Corporation or Subsidiary.

         l. "Non-Qualified Stock Option" means any Stock Option that is not an incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

         m. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 60.

         n. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         o. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 6 below.

         p.       "Retirement" means Normal Retirement or Early Retirement.

         q.       "Stock" means the Common Stock of the Company.

         r. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

         s. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         SECTION 2. Administration.

         The Plan shall be administered by the Board of Directors or by a Committee of not less than three Disinterested Persons, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board.

         The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options or (ii) Restricted Stock.

         In particular, the Committee shall have the authority:

         (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Stock Options and/or Restricted Stock awards may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, or Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

         (iii) to determine the number of shares to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

         (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         SECTION 3. Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 600,000. Such shares may consist, in whole or in part, of authorized and unissued shares.

         Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned ceased to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

         SECTION 4. Eligibility.

         Officers, other key employees of the Company and Subsidiaries and Non-Employee Directors, and consultants and other persons having a contractual relationship with the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options or Restricted Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

         SECTION 5. Stock Options.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after October 31, 2004.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following: (i) the acceleration of the exercisability of any or all outstanding Stock Options; (ii) the complete termination of this Plan and cancellation of outstanding Stock Options not exercised prior to a date specified by the Board (which date shall give optionees a reasonable period of time in which to exercise vested options prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation); and (iii) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

         (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of six (6) months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

         (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after six (6) months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after six (6) months (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of three months (or such shorter or longer period as the Committee may specify at the time of grant) or the balance of the option's term.

         (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (k) Non-Employee Directors. Each Non-Employee Director shall, as of the date of the meeting in which such Non-Employee Director is first elected to the Board of Directors, automatically be granted an Option to purchase 10,000 shares of Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on such date. All such Options shall be designated as Non-Qualified Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of Non-Qualified Options to officers and employees of the Company, except that (i) the term of each such Option shall be ten years, which term shall not expire upon the termination of service as a director, and (ii) the Option shall become exercisable as to 25% of the total shares subject to the Option after each consecutive three-month period during a period of one year following the date of grant. After the year a Non-Employee Director is first elected, such Non-Employee Director shall receive a Non-Qualified Stock Option to purchase 5,000 shares, at an option price equal to 100% of the Fair Market Value of a share of Stock on such date, each year in connection with the shareholders meeting where directors are elected, even if such Non-Employee Director will not be elected at such meeting but continues to serve as a Non-Employee Director.

         SECTION 6. Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                  (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RSI Systems, Inc. 1994 Stock Plan and an Agreement entered into between the registered owner and RSI Systems, Inc. Copies of such Plan and Agreement are on file in the offices of RSI Systems, Inc., 7400 Metro Boulevard, Suite 475, Minneapolis, MN 55424."

                  (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (ii) Except as provided in paragraph (c)(i) of this Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph
         (f) of Section 10). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

                  (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                  (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

                  (v) Notwithstanding the foregoing, all restrictions with respect to any participant's shares of Restricted Stock shall lapse, on the date determined by the Committee, prior to, but in no event more than sixty (60) days prior to, the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence,
         (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

         SECTION 7. Transfer, Leave of Absence, etc.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

         (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

         (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

         SECTION 8. Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

         The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

         SECTION 9. Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         SECTION 10. General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Subject to paragraph (d) below, recipients of Restricted Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

         (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

         (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

         (f) The reinvestment of dividends in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

         SECTION 11. Effective Date of Plan.

         The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company's shareholders.


                                                                      Appendix B

                                RSI SYSTEMS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Richard J. Braun and Donald C. Lies, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of RSI Systems, Inc. held of record by the undersigned on December 16, 1996, at the Annual Meeting of Shareholders to be held on February 6, 1997, or any adjournment, thereof.

1.   ELECTION OF DIRECTORS.

     [ ] FOR all nominees listed below          [ ] AGAINST all nominees listed
         (except as marked to the contrary          below
         below)

(INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

  BYRON G. SHAFFER               DAVID W. STASSEN              DONALD C. LIES

2. PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 200,000.

              [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

              [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN


                             (CONTINUED ON THE BACK)


                            (CONTINUED FROM THE FRONT)


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  December 20, 1996

                                             __________________________________
                                             Signature


                                             __________________________________
                                             Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.